UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 31, 2025

Date of Report (Date of earliest event reported)

MARKER THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37939	45-4497941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Holcombe Blvd, TMC Partners Office 1.311 Houston, Texas	77021
(Address of principal executive offices)	(Zip Code)

(713) 400-6400

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MRKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director.

On October 31, 2025, the board of directors (the “Board”) of Marker Therapeutics, Inc. (the “Company”) appointed Ms. Kathryn Penkus Corzo to the Company’s Board, effective November 1, 2025.

Kathryn Penkus Corzo, RPh, MBA, served on the Board of Directors of Matinas Biopharma Holdings, Inc. between September 2021 and November 2024 and is currently the President and Chief Operating Officer of bit.bio. Prior to bit.bio, Ms. Corzo was a partner at Takeda Ventures, Inc., the corporate investment arm of Takeda Pharmaceutical Company Limited (TSE: 4502/NYSE: TAK) (“Takeda”), and the head of the Oncology Cell Therapy Development at Takeda, a global biopharmaceutical company, a position she has held since 2020. Prior to joining Takeda, Ms. Corzo was Vice President of the R&D Global Pharma Head where she oversaw the Myeloma portfolio from 2015 to 2019 at Sanofi (SAN.PA) and also held positions of increasing responsibility at Sanofi Genzyme, a specialty care global business unit of Sanofi, from 2010 to 2015. Prior to joining Sanofi, Ms. Corzo worked at Hoffman – La Roche, Roche Molecular Systems, Eli Lilly and Syndax from 1989 to 2010, during which time she held management and leadership roles in operations, global clinical development, medical affairs, business development, market access and brand management across multiple therapeutic products and indications.

Ms. Corzo was chosen to serve as a member of our Board due to her experience in pharmaceutical and health care industries.

In connection with the appointment of Ms. Corzo to the Company’s Board and pursuant to the Company’s current non-employee directors compensation program, and pursuant to the Company’s 2020 Equity Incentive Plan, as amended (the “2020 Plan”) as applied to new, non-employee directors, the Company also granted Ms. Corzo 147,611 stock options to purchase shares of the Company’s common stock at an exercise price per share equal to the fair market value per share on the date she was appointed to the Board. The options will vest evenly over thirty-six (36) months and are subject to her continued service as a director.

There are no arrangements or understandings between Ms. Corzo and the Company or any other persons, pursuant to which Ms. Corzo was selected as a director. There are no related party transactions between the Company and Ms. Corzo (or any immediate family member thereof) requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Corzo has agreed to stand for re-election at the Company’s next annual meeting of shareholders.

(e)       Compensatory Arrangements of Certain Officers.

Chief Executive Officer Stock Option Award. On October 31, 2025, the Compensation Committee and Board approved a discretionary award of 250,000 stock options at an exercise price per share equal to the fair market value per share on the date of the grant (the “CEO Options”) to Dr. Juan Vera, the Company’s Chief Executive Officer under the Company’s 2020 Plan. The CEO Options vest annually over four years beginning on the anniversary of the grant date of the CEO Options and are subject to the terms and conditions of the 2020 Plan and the Company’s form of option award agreement.

Item 8.01.	Other Information

On November 5, 2025, the Company issued a press release announcing the appointment of Ms. Corzo to its Board.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated November 5, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marker Therapeutics, Inc.

Dated: November 5, 2025	By:	/s/ Juan Vera
Juan Vera
President and Chief Executive Officer